Exhibit 99-1

Contact: Dick Marion
585.771.2230

FOR IMMEDIATE RELEASE

RG&E FILES JOINT PROPOSALS

Rochester, NY, March 9, 2004 - Rochester Gas and Electric Corporation (RG&E), the New York Department of Public Service Staff, the New York State Consumer Protection Board, Multiple Intervenors and other parties filed joint proposals today with the Public Service Commission (PSC) to address RG&E electric and gas rates through 2008. The Parties are requesting PSC approval of the joint proposals by the end of May 2004. Assuming the joint proposals are approved, RG&E expects to complete the sale of Ginna by June 30, 2004.

The joint proposals are available on RG&E's website (www.rge.com) under Rates and Tariffs.

About RG&E: RG&E serves approximately 355,000 electricity customers and 291,000 natural gas customers in the areas in and around Rochester, New York. RG&E is a wholly owned subsidiary of RGS Energy, which merged with Energy East Corporation [NYSE:EAS] in 2002.

About Energy East: Energy East is a respected super-regional energy services and delivery company that our customers can depend on every day. We are a motivated and skilled team of professionals dedicated to creating shareholder value through our focus on profitable growth, operational excellence and strong customer partnerships. We serve about 3 million customers throughout upstate New York and New England.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RG&E's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-Looking Statements" in RG&E's Annual report on Form 10-K for the year ended December 31, 2003.